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EXHIBIT NO. 23

Consent of Experts—Weinberg &
Company, P.A., Certified Public Accountants

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the use in Form SB-2/A (Amendment No. 1) Registration Statement, of Com-Guard.Com, Inc. our report for the year ended June 30, 2002, dated September 3, 2002 relating to the financial statements of Com-Guard.Com, Inc. which appears in such Form SB-2/A (Amendment No. 1), and to the reference to our Firm under the caption "Experts" in the Prospectus.

                      /s/ Weinberg & Company, P.A.

                      WEINBERG & COMPANY, P.A.
                      Certified Public Accountants

Los Angeles, California
April 17, 2003

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  EXHIBIT NO. 23
Consent of Experts—Weinberg & Company, P.A., Certified Public Accountants